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                                                                    EXHIBIT 12.1

Stanley Martin Communities, LLC
Ratio of Earnings to Fixed Charges
Year ended December 31,2004 and Nine months ended September 30,2005 and 2004.

                                                                    Actual              Actual                  Actual
                                                                                      Nine Months             Nine Months
                                                                                        ended                   ended
                                                                     2004         September 30, 2005      September 30, 2004
                                                                --------------    ------------------    ----------------------
Pretax income from continuing operations before MI               $ 22,545,744          $ 34,334,692               $ 7,838,357
Add: Fixed Charges
    Interest Expense                                                  802,934             1,933,457                   642,538
    Interest component of rent expense                                187,800               225,000                   177,190
    Capitalized Interest                                            3,526,948             5,877,000                 2,141,936
Amortization of Capitalized interest                                3,001,000             3,088,000                 1,557,280
Minus:
    Capitalized Interest                                           (3,526,948)           (5,877,000)               (2,141,936)


                                                                --------------    ------------------    ----------------------
"Earnings" as defined                                            $ 26,537,478          $ 39,581,149              $ 10,215,365
                                                                ==============    ==================    ======================

Fixed Charges:
    Interest expense                                                  802,934             1,933,457                   642,538
    Interest component of rent expense                                187,800               225,000                   177,190
    Capitalized Interest                                            3,526,948             5,877,000                 2,141,936

                                                                --------------    ------------------    ----------------------
Fixed Charges                                                     $ 4,517,682           $ 8,035,457               $ 2,961,664
                                                                ==============    ==================    ======================

Ratio of Earnings to Fixed Charges                                       5.74                  4.93                      3.45

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Stanley Martin Communities, LLC
Ratio of Earnings to Fixed Charges
Years Ended December 31, 2004, 2003, 2002, 2001 and 2000.

                                                               2000           2001           2002           2003           2004
                                                           ------------   ------------   ------------   ------------   ------------
 Pretax income from continuing operations before MI        $  5,673,912   $  9,891,464   $ 18,788,128   $ 19,012,550   $ 22,545,744
 Add:  Fixed Charges
     Interest Expense                                            68,181         71,791        906,302      1,247,365        802,934
     Interest component of rent expense                         132,724        113,436        127,200        165,600        187,800
     Capitalized interest                                     3,892,343      2,680,885      1,999,263      2,065,526      3,526,948
     Amortization of Capitalized interest                     2,518,474      2,677,507      2,402,159      2,323,817      3,001,026
 Minus:
     Capitalized interest                                    (3,892,343)    (2,680,885)    (1,999,263)    (2,065,526)    (3,526,948)

                                                           ------------   ------------   ------------   ------------   ------------
 "Earnings" as defined                                     $  8,393,291   $ 12,754,198   $ 22,223,789   $ 22,749,332   $ 26,537,504
                                                           ============   ============   ============   ============   ============

 Fixed charges:
     Interest expense                                            68,181         71,791        906,302      1,247,365        802,934
     Interest component of rent expense                         132,724        113,436        127,200        165,600        187,800
     Capitalized interest                                     3,892,343      2,680,885      1,999,263      2,065,526      3,526,948
 Fixed charges
                                                           ------------   ------------   ------------   ------------   ------------
                                                           $  4,093,248   $  2,866,112   $  3,032,765   $  3,478,491   $  4,517,682
                                                           ============   ============   ============   ============   ============

Ratio of Earnings to Fixed Charges                                 2.05           4.45           7.33           6.54           5.74